                                                                   EXHIBIT 10.23

                           ARAXAS ENERGY CORPORATION
                            ARAXAS EXPLORATION, INC.


                               September 24, 1997


John L. Faulkinberry
42 West Rock Wing Place
The Woodlands, Texas 77381

          Re:  Severance Agreement

Dear John:

     This letter will confirm the terms of your severance agreement with Araxas Exploration, Inc. ("Exploration"), Araxas Energy Corporation ("Araxas"), and XPLOR Energy, Inc. ("XPLOR") and the other subsidiaries and affiliates of Exploration, Araxas and XPLOR (collectively referred to as the "Company"), which are set forth below:

     1. Your resignation as an employee and officer of the Company will be effective on the date you execute and deliver to the Company this letter agreement ("Effective Date").

     2. On the Effective Date, Company agrees to pay you $50,000 subject to tax withholding obligations of any applicable law. The Company shall also reimburse you in accordance with the Company's policies for unpaid out-of-pocket expenses incurred in the furtherance of your duties for the Company through the Effective Date which are submitted to the Company in a written expense report no later than 15 days after the date hereof. By execution hereof, you hereby acknowledge and agree that the provisions of this Severance Agreement provide consideration to you that exceeds Company's obligations under the Employment Agreement.

     You shall have the right to choose to continue coverage under the Company's (or its successor's) group health plan pursuant to your rights under the Consolidated Omnibus Budget Reconciliation Act of 1985.

     3. All Company-owned manuals, letters, documents, memoranda, notes, notebooks, reports, logs, well files, division orders, contracts, land title files, maps, plats, charts, seismic information and all other material records of any kind and all copies thereof that may be in your possession or under your control which in any way pertain to the business of Company will be delivered to Company on the Effective Date.

     4. This Severance Agreement shall be in lieu of any other severance payment, property interest or other right or benefit under that certain Employment Agreement dated as of September 4,
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September 24, 1997
Page 2

1996 (the "Employment Agreement") (including, but not limited to, the stock option thereunder), any overriding royalty plan, working interest participation plan, or other plan or program, whether oral or written, providing compensation or other benefits to employees, or any severance plan arrangement (collectively, the "Company Agreements"). The terms and provisions of the Employment Agreement, the Company Agreements, and all of the parties' respective rights, duties, claims and obligations, now existing or hereafter arising, are hereby canceled, terminated, released and discharged in full; provided, however, that nothing herein shall terminate that certain Letter Agreement of even date herewith (the "Letter Agreement") among Faulkinberry Oil and Gas Company, Inc. ("FOG"), you and your wife, and XPLOR relating to the purchase by XPLOR of the stock of FOG, and (ii) the terms and conditions of Section 5 of your Employment Agreement will apply with respect to the AMIs (as defined pursuant to that certain letter agreement between XPLOR and Michael W. Englert date September 23,
1997). You agree that you have no claim, interest or right to the oil and gas properties and rights now owned or hereafter acquired by Company or any affiliate of Company, except as set forth in the Letter Agreement.

     5. Exploration, Araxas and XPLOR, individually and on behalf of each of their respective subsidiaries, affiliates and representatives (collectively, with Exploration, Araxas and XPLOR, the Araxas Affiliates"), hereby release and discharge you from any and all liability, actions, claims and demands of any kind whatsoever which the Araxas Affiliates may have now or in the future arising from any action or omission by you occurring with respect to your employment pursuant to the Employment Agreement, except to the extent of any backup or other similar withholding obligation, if any, applicable to amounts paid under the Letter Agreement for which you agree to indemnify and hold the Araxas Affiliates harmless. You hereby release and discharge the Araxas Affiliates and their respective officers, directors, agents and employees from any and all liability, actions, claims and demands of any kind whatsoever which you may have arising now or in the future from any action or omission by any of them with respect to your employment pursuant to the Employment Agreement; provided, however, that this release shall not apply to any duties and responsibilities of the Araxas Affiliates with respect to the Letter Agreement. Except as specifically set forth above, the foregoing releases are intended to be full and complete releases of all current and future claims of any kind whatsoever, whether known or unknown, or whether arising in tort, contract, or otherwise.

     6. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     7. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and your personal representative.
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September 24, 1997
Page 3

     If the foregoing accurately sets forth our agreement with respect to your severance agreement, please evidence your agreement by executing this letter in the space provided below and return it to me.

                                 Very truly yours,

                                 ARAXAS ENERGY CORPORATION
                                 XPLOR ENERGY, INC.


                              By:   /s/ Steven W. Nance
                                  ------------------------------------------
                                    Steven W. Nance,
                                    President and Chief Executive Officer

                              ARAXAS EXPLORATION, INC.



                              By:   /s/ W. E. Rowsey, III
                                  ------------------------------------------
                                    W. E.  Rowsey, III, President


Agreed and accepted on this 24 day of September, 1997.


                                   /s/ John L. Faulkinberry
                              -----------------------------------------------
                              JOHN L. FAULKINBERRY
                              Address:  42 West Rock Wing Place
                                        The Woodlands, Texas 77381